UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2007

TraceGuard Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50329	98-0370398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Avenue, 9th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 401-5969

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2007, the Board of Directors of TraceGuard Technologies, Inc. (the “Company”), appointed Mr. David Cohen as a director and re-appointed Mr. Jack Hornstein as a director. The appointment of Mr. Cohen became effective as of February 16, 2007. Mr. Cohen replaces Mr. Jacob Eluz, who voluntarily resigned as a director effective as of February 16, 2007. Mr. Hornstein was initially appointed as the third director of the Company on July 29, 2005, before the bylaws of the Company were amended to permit the board to fix the number of directors, which then consisted of 2 directors.

Mr. Cohen was appointed to serve as a member of the Company's newly created audit committee of the Board of Directors.

Mr. Cohen has been the owner of his own business consulting company, Global Insights, Ltd., since 2005. From 2000 to 2004, he was a director and officer of Elite-International B.V., an international out of home food consumption company, where he was responsible for business development. Mr. Cohen received a Masters in Business Administration and a Bachelor of Science - Life Sciences from Bar Ilan University, Ramat-Gan, Israel, in 1994 and 1991, respectively.

From 1997 until 2004 Mr. Hornstein worked for Bombardier Aerospace Inc., as a Stress Section Chief, supervising a group of stress engineers responsible for all aspects of the structural strength of the Dash 8 aircraft and the preparation of strength certification reports for the Bombardier RJ900 fuselage. Since 2004 Mr. Hornstein's title has been Senior Engineering Specialist mainly providing consulting in aircraft structure stress and design. Mr. Hornstein received a Bachelor of Science in aeronautical sciences from the Engineering Institute Technion, Haifa, Israel, in 1972.

Certain Relationships and Related Transactions

Jack Hornstein is the brother of Fredy Ornath, a beneficial holder of approximately 10.7 million shares of the Company's common stock, representing approximately 35% of the Company's outstanding common stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2007, the Board of Directors adopted an amendment to Company’s Bylaws, to provide for the Board of Directors' ability to fix the number of directors, as well as other revisions. The text of such amendment is attached hereto as Exhibit 3.2.

Item 8.01. Other Events.

On February 8, 2007, the Company received a termination letter from ITL Optronics, Ltd., terminating that certain Letter of Intent dated June 20, 2006, between the Company and ITL.

Between March 2006 and November 2006, 17 stockholders of the Company executed unilateral lock-up undertakings with respect to their shares of common stock. The lock-up undertakings relate to an aggregate total of 13,226,004 shares, and provide an undertaking by such stockholders not to sell such shares publicly, except that 20% of such shares can be sold after March 2nd, 2007, an additional 30% of such shares may be sold after March 2008, and the balance of the shares may be sold after March 2009.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

3.2                   Text of Bylaw Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2007

TRACEGUARD TECHNOLOGIES, INC.

By: /s/ David Ben-Yair
Name: David Ben-Yair
Title: Chief Financial Officer